UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 11, 2025

Date of Report (Date of earliest event reported)

Healthcare Integrated Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36564	85-1173741
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Weisgarber Road

Knoxville, TN 37919

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (865) 237-4448

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act: Common stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Since the filing of our last Form 10-Q with the Securities and Exchange Commission (the “SEC”) on December 13, 2024, until March 11, 2025, Healthcare Integrated Technologies, Inc. (the “Company”) issued and sold an aggregate of 61,312,895 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in transactions not involving a public offering, for aggregate consideration of $7.48 million.

No general solicitation was made, and no underwriting discounts were given or paid in connection with the foregoing transactions. The offer and sale of the Common Stock issued in the foregoing transactions were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were issued to “accredited investors” in reliance on an exemption from registration afforded by Section 4(a)(2) and Rule 506(b) of Regulation D thereunder and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.

As of March 11, 2025, the Company has 179,105,470 shares of Common Stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2025	HEALTHCARE INTEGRATED TECHNOLOGIES, INC.

	By:	/s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer